EXHIBIT n





                                     FORM OF
                         AETNA VARIABLE PORTFOLIOS, INC.

                                   RULE 18f-3
                                MULTI-CLASS PLAN


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                                     FORM OF
                         AETNA VARIABLE PORTFOLIOS, INC.

                                   RULE 18f-3
                                MULTI-CLASS PLAN


INTRODUCTION:
------------

      Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), the following plan ("Plan") sets forth the separate class arrangements and expense allocations as well as the exchange privileges of each class of shares issued by the series set forth below ("Series"), which Series are included in Aetna Variable Portfolios, Inc. (the "Fund"). Except as described below, each class has the same rights and obligations as each other class as required by Rule 18f-3.

TERMS OF THE PLAN:
-----------------

      The Plan applies to the following Series of the Fund:

      Aetna Growth VP
      Aetna International VP
      Aetna Small Company VP
      Aetna Value Opportunity VP
      Aetna Technology VP
      Aetna Index Plus Large Cap VP
      Aetna Index Plus Mid Cap VP
      Aetna Index Plus Small Cap VP

1. Class Designations:
   ------------------

      The shares of the Series are divided into two classes, Class R and Class S.

2. Differences in Distribution Arrangements:
   ----------------------------------------

      a. Class R Shares.
         --------------

      Class R shares are distributed with no sales charges, distribution fees or service fees.

      b. Class S Shares.
         --------------

      Class S shares are distributed with no sales charges. Class S shares of each Series are subject to a distribution fee of 0.25% of the average daily net assets attributable to Class S


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shares. This fee is imposed pursuant to a Distribution Plan adopted under Rule
12b-1 under the 1940 Act.

3. Expense Allocation:
   ------------------

      In addition to the distribution fee described above, the following expenses shall be allocated, to the extent applicable and practicable, on a class-by-class basis:

   (1) expense of administrative personnel and services required to support the shareholders of each class;
   (2) transfer agency fees payable by each class;
   (3) costs of printing the prospectuses or proxies relating to those classes;
   (4) Securities and Exchange Commission and any "Blue Sky" registration fees;
   (5) litigation or other legal expenses; and
   (6) directors' fees incurred as a result of issues related to a particular class.

      Income, realized and unrealized capital gains and losses, and expenses, other than those allocated as described in paragraph 3, of each Series are allocated to a particular class on the basis of the net asset value of that class in relation to the net asset value of the Series.

4. Waivers and Reimbursements:
   --------------------------

      Expenses may be waived or reimbursed by the Fund's investment adviser, its principle underwriter, or any other provider of services to a Series or the Fund without the prior approval of the Board of Directors of the Fund, to the extent permissible under applicable law.

5. Exchange Privileges:
   -------------------

      Each class of shares may be exchanged for shares of the same class in another Series. Currently, shares of each class may be exchanged at the net asset value for shares of any other Series of the same class, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to minimum investment requirements.

6. Voting Rights:
   -------------

      Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangements. Furthermore, each class shall have separate voting rights on any matter to be submitted to shareholders in which the interests of one class differ from the interests of any other class.

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7. Amendments:
   ----------

      The Plan may be amended from time to time in accordance with the provisions and requirements of Rule 18f-3.


IN WITNESS WHEREOF, the Fund, on behalf of the Class S Shares of each of its Series, has executed this Plan as of this [DATE]th day of [DATE, 2001].


                                    AETNA VARIABLE PORTFOLIOS, INC.
                                    ON BEHALF OF ITS CLASS S SHARES


                                    By:
                                       ----------------------------------------
                                       J. Scott Fox, President